Exhibit 99.1

                  Nektar Announces First Quarter 2006 Results

     SAN CARLOS, Calif.--(BUSINESS WIRE)--May 10, 2006--Nektar Therapeutics (Nasdaq:NKTR)

     -- Highlights include approval of Exubera(R) (insulin human (rDNA origin)) Inhalation Powder in the U.S. and EU with first launch in Germany in mid-May; the filing for approval of two partner products with Nektar technology; and presentation of clinical data for Amphotericin B Inhalation Powder product

     Nektar Therapeutics (Nasdaq:NKTR) announced today its financial results for the first quarter ended March 31, 2006.
     The company reported revenue of $29.0 million for the first quarter of 2006, compared to $28.5 million for the first quarter of 2005. In the first quarter of 2006, product and royalty revenue was $12.4 million compared to $6.4 million in the first quarter of 2005, including only one month of revenue recognized from Exubera product sales, as a result of a 60-day acceptance condition on product sales to Pfizer. Each of the remaining quarters in 2006 will have three months of Exubera product sales to Pfizer. Contract research revenue totaled $14.8 million in the first quarter of 2006 compared to $19.5 million in the first quarter of 2005 primarily related to lower Exubera contract research payments from Pfizer.
     The company reported a net loss of $33.5 million or $(0.38) per share for the first quarter of 2006 compared to a net loss of $26.2 million or $(0.31) per share for the first quarter of 2005. The net loss in the first quarter of 2006 includes $5.0 million of non-severance stock-based compensation expense as a result of the implementation of FAS 123R during the quarter. In addition, the loss also included $3.9 million of severance costs, including $2.2 million of stock-based severance compensation, related to the retirement of the former president and chief executive officer and other personnel.
     As of March 31, 2006, Nektar reported cash, cash equivalents, short-term investments, and investments in marketable securities totaling approximately $528.1 million compared to approximately $566.4 million as of December 31, 2005.
     "With the approval of Exubera and the progress of our proprietary and partner product pipelines, we are well positioned for future growth and success," said Robert B. Chess, chairman of the board, and acting president and chief executive officer. "To help us achieve success over the next few years, I am spending my time as interim president and CEO to focus the company on building those components of our business that will result in the highest shareholder value and on managing our underlying cost structure. Our most important priorities are to meet the manufacturing demand for Exubera inhalers and powdered insulin; expand our long-term leadership position in inhaled insulin; and manage the clinical development of our proprietary products."

     Financial Outlook for 2006

     Today the company is updating its guidance provided on February 28, 2006 in the press release announcing its fourth quarter and year-end 2005 results, including an increase in the amount of FAS 123R non-severance stock-based compensation charges and increased severance and restructuring expenses. In summary, Nektar expects:

     -- Revenue for 2006 in the range of $160 to $190 million, including $60 to $80 million manufacturing and royalty revenue related to Exubera, with the majority of the revenue being generated by manufacturing sales to Pfizer.

     -- GAAP net loss of $135 to $150 million, and a non-GAAP net loss of $100 to $115 million. Non-GAAP net loss excludes $20 million of FAS 123R non-severance stock based compensation charges, and expenses of approximately $15 million of special charges related to restructuring and severances. The 2006 net loss estimate may change as the company continues to evaluate potential restructuring activities in 2006. See supplemental table attached to this press release entitled "Reconciliation of Non-GAAP Projected Financial Guidance for 2006."

     -- Cash, cash equivalents, and short-term investments and investments in marketable securities at the end of the year of approximately $415 to $440 million.

     Recent Highlights

     Exubera Approved in the U.S. and EU; German launch mid-May

     On January 26, 2006, the European Commission approved Exubera for the treatment of adults with type 1 and type 2 diabetes. On January 27, 2006, the U.S. Food and Drug Administration (FDA) approved Exubera for the treatment of adults with type 1 and type 2 diabetes. Nektar partnered with Pfizer to develop the inhalers and the powdered insulin formulation for Exubera. Nektar will receive revenue from Pfizer for the manufacture of all the Exubera Inhalers and insulin release units, and for some of the insulin powder processing. In addition, Nektar will receive revenue from royalties as a percentage of Pfizer's end-product sales.
     Nektar is also reporting today that Pfizer will be initiating the first launch of Exubera(R) in Germany in mid-May.

     Nektar Presents Encouraging Clinical Data for Amphotericin B Inhalation Powder

     Nektar presented promising clinical data from Phase I clinical trials of the company's Amphotericin B Inhalation Powder product at the 2nd Advances Against Aspergillosis Meeting, February 22-25, 2006 in Athens, Greece. The objective of the study was to investigate the tolerability and pharmacokinetics of pulmonary administration of amphotericin B. Single doses of up to 25 mg of amphotericin B were well tolerated by the healthy subjects.
     In addition, Nektar presented pre-clinical data both at the Advances Against Aspergillosis Meeting as well as at the Focus on Fungal Infections 16th Annual Meeting, March 8-10, 2006 in Las Vegas. These data indicated that Nektar's Amphotericin B Inhalation Powder, given in a single prophylactic inhalation dose, prevented fungal (Aspergillus fumigatus) infection-induced morbidity and mortality in an immunosuppressed animal model.
     Nektar is developing Amphotericin B Inhalation Powder to prevent serious lung fungal infections that can occur in patients who are severely immunosuppressed, specifically during treatment for acute leukemia and organ or bone marrow transplants. By delivering therapeutic doses of an antifungal directly to the lungs, the Amphotericin B Inhalation Powder could prevent fatal infections without toxicities typical of systemically administered antifungal drugs. The product has FDA orphan drug designation that could provide a seven-year period of exclusive marketing for the approved indication to the first sponsor who obtains marketing approval for that indication.

     Two Partner Products Filed for Approval

     On April 27, 2006, Roche announced that it has filed a marketing authorization application (MAA) in the EU for CERA, which uses Nektar technology, for the treatment of anemia associated with chronic kidney disease. Previously, Roche announced on April 20, 2006, that it has submitted a Biological License Application (BLA) to the U.S. Food and Drug Administration
(FDA) to market CERA for the treatment of anemia associated with chronic kidney disease including patients on dialysis and not on dialysis.
     In March and April 2006, UCB announced that they submitted a BLA to the FDA and an MAA to the European Medicines Evaluation Agency for Cimzia(TM), a unique PEGylated antibody fragment, for Crohn's Disease. Cimzia is also in Phase III trials for the treatment of rheumatoid arthritis.
     Nine products with Nektar technology have been approved for marketing in the U.S. and/or Europe.

     Conference Call Information

     Robert B. Chess will host a conference call for analysts and investors today beginning at 2:00 p.m. Pacific Daylight Time, to discuss further the company's performance.
     Investors can access a live audio-only webcast through a link that is posted on the Investor Relations section of Nektar's website at http://www.nektar.com. The web broadcast of the conference call will be available for replay through May 24, 2006.
     Analysts and investors can also access the conference call live via telephone by dialing (800) 559-2403 (U.S.); (847) 619-6534 (international). The passcode is 14548843# and the host is Mr. Robert Chess. An audio replay will be available shortly following the call through May 24, 2006 and can be accessed by dialing (877) 213-9653 (U.S.); or (630) 652-3041 (International) with a passcode of 14548843#. In the event that any non-GAAP financial measure is discussed on the conference call that is not described in the press release, related information will be made available on the Investor Relations page at the Nektar website as soon as practical after the conclusion of the conference call.

     About Nektar

     Nektar Therapeutics develops and enables high-value, differentiated therapeutics with its industry-leading drug delivery technologies, expertise and manufacturing capabilities. The world's top biotechnology and pharmaceutical companies are developing new and better therapeutics using Nektar's advanced technologies and know-how. Nektar also develops its own products by applying its drug delivery technologies and its expertise to existing medicines to enhance performance, such as improving efficacy, safety and compliance.

     Non-GAAP Financial Measures

     The Company provides all information required in accordance with GAAP, but it believes that evaluating its ongoing results of operations may be difficult to understand if limited to reviewing only GAAP financial results. In managing the Company's business, management reviews non-GAAP results of operations, including non-GAAP net income (loss) which excludes as applicable, stock-based compensation charges and severance and restructuring charges to evaluate the company's ongoing operating results.
     Nektar management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial measures. The Company considers and presents such non-GAAP financial measures in measuring, reporting, and forecast its financial results to provide management and investors with an additional tool to evaluate the Company's operating results in a manner that focuses on what management believes to be the Company's ongoing business operations. Management believes that the inclusion of non-GAAP financial measures provides consistency and comparability with past reports of financial results. Investors should note, however, that the non-GAAP financial measures used by the Company may not be the same non-GAAP financial measures as, and may not be calculated in the same manner as, that of other companies with which investors may compare the financial results of the Company. Management believes it is useful for the Company and investors to review both GAAP information that includes the expenses and charges mentioned above and the non-GAAP financial measures that exclude such special expenses and charges to have a better understanding of the overall performance of the Company's business, its allocation of resources, and its ability to perform in the future. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

     This press release contains forward-looking statements that reflect management's current views and expectations as to the Exubera product launch, product and technology development plans and funding, current business position of the company, clinical plans and expectations for the clinical advancement of our proprietary and partner products, the potential for new product efficacy, safety, compliance, and economic benefits for patients, the value and risk profile of our proprietary product programs, and financial projections for the 2006 calendar year. These forward-looking statements involve uncertainties and other risks, including but not limited to: (i) the timing and success of the Exubera commercial launch (ii) the company's ability to manufacture and supply sufficient quantities of Exubera dry powder insulin and inhalation devices to meet market demand (iii) the discovery of any new or more severe side effects or negative efficacy findings for Exubera or any product liability claims related thereto (iv) increased investment in our proprietary products prior to seeking partner collaborations may adversely impact our results of operations and financial condition (v) our success or the success of our partners in obtaining regulatory approvals and (vi) a material negative impact on our results of operations for future periods as a result of the application of FAS 123R related to expensing of stock-based compensation. Other important risks and uncertainties are detailed in the company's reports and other filings with the SEC, including its most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and Current Reports on Form 8-K. Actual results could differ materially from the forward-looking statements contained in this press release. The Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

     Exubera is a registered trademark of Pfizer Inc. Cimzia is a trademark of UCB.


                          NEKTAR THERAPEUTICS
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (In thousands, except per share information)


                                                       Unaudited
                                                   -------------------
                                                   Three-Months Ended
                                                        March 31,
                                                   -------------------
                                                    2006        2005
                                                 ---------   ---------


Revenue:
          Contract research revenue              $ 14,817    $ 19,529
          Product sales and royalty revenue        12,397       6,392
          Exubera commercialization readiness       1,745       2,573
                                                 ---------   ---------
Total
 revenue                                           28,959      28,494

Operating costs and expenses:
          Cost of goods sold                        7,500       5,255
          Exubera(R) commercialization
           readiness costs                          1,495       2,294
          Research and development                 31,401      34,945
          General and administrative               20,373       9,110
          Amortization of other intangible
           assets                                   1,364         982
                                                   --------- ---------
Total operating costs and expenses                 62,133      52,586
                                                   --------- ---------

Loss from operations                              (33,174)    (24,092)

Other income/(expense), net                           (37)     (1,285)
Interest income                                     4,882       2,272
Interest expense                                   (5,142)     (3,060)
                                                   --------- ---------

Income/(loss) before benefit/(provision)
 for income taxes                                 (33,471)    (26,165)

Benefit/(provision) for income taxes                   --          --
                                                   --------- ---------

Net loss                                         $(33,471)   $(26,165)
                                                   ========= =========


Basic and diluted net loss per
 common share                                    $  (0.38)   $  (0.31)

Shares used in computing basic and
 diluted net loss per share                        88,926      84,708





                          NEKTAR THERAPEUTICS
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)


                                               March 31,  December 31,
                                                 2006         2005
                                              (unaudited)      (1)
                                             ------------ ------------

                    ASSETS

Current assets:
        Cash, cash equivalents and
         short-term investments                $479,516     $476,201
        Inventory                                33,180       18,627
        Other current assets                     36,670       25,015
                                             ------------ ------------
               Total current assets             549,366      519,843

Investments in marketable securities             48,601       90,222
Property and equipment, net                     140,301      142,127
Goodwill                                         78,431       78,431
Other intangible assets, net                     11,944       13,452
Deposits and other assets                        12,895       14,479
                                             ------------ ------------
                                               $841,538     $858,554
                                             ============ ============

     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
        Accounts payable and accrued
         liabilities                           $ 56,624     $ 53,626
        Capital lease obligations - current         521          482
        Convertible subordinated notes and
         debentures - current                    36,026
        Deferred revenue                         17,130       15,487
                                             ------------ ------------
               Total current liabilities        110,301       69,595

Convertible subordinated notes and debentures   381,627      417,653
Accrued rent                                      2,390        2,409
Capital lease obligations - noncurrent           20,129       20,276
Other long-term liabilities                      20,285       21,810

Stockholders' equity:
        Preferred stock at par                       --           --
        Common stock at par                           9            9
        Capital in excess of par value        1,244,234    1,233,690
        Deferred compensation                        --       (2,949)
        Accumulated other comprehensive loss     (1,734)      (1,707)
        Accumulated deficit                    (935,703)    (902,232)
                                             ------------ ------------
               Total stockholders' equity       306,806      326,811
                                             ------------ ------------
                                               $841,538     $858,554
                                              ========================


(1) The balance sheet at December 31, 2005 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.




                          Supplemental Table

                          NEKTAR THERAPEUTICS
   Reconciliation of Non-GAAP Projected Financial Guidance for 2006
                        In millions of dollars

Refer to the discussion of non-GAAP measures included in the accompanying press release for additional information.



                                     2006 Projected Financial Guidance
                                    ----------------------------------

  2006 projected Exubera-related
   revenue range                        $  60        to      $  80
  2006 projected other revenue
   range                                  100        to        110
                                    -----------            -----------
2006 projected total revenue range      $ 160        to      $ 190

Projected GAAP loss from operations
 range                                  $(135)       to      $(150)

Non-GAAP adjustments to loss
 from operations
  Projected stock-based
   compensation expense                    20                   20
   (non-severance related)

  Projected severance and
   restructuring charges(2)                15                   15
                                    -----------            -----------

Projected Non-GAAP loss from
 operations range                       $(100)       to      $(115)


(2) The company expects to record $15 million in projected severance and restructuring charges, of which approximately $11 million is related to severance-related stock-based compensation expense.


     CONTACT: Nektar Therapeutics
              Joyce Strand, 650-631-3138
              Jennifer Ruddock, 650-631-4954